Exhibit 99.1

One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

GAMCO Reports 3rd Quarter 2009 Fully Diluted Earnings Per Share of $0.53
AUM at September 30, 2009 Reached $24.5 billion up 14.5% from June 30, 2009

Rye, New York, November 6, 2009 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced third quarter 2009 earnings of $0.53 per fully diluted share versus $0.43 per fully diluted share in the third quarter 2008.  Net income was $14.7 million in the third quarter 2009 compared to $12.0 million in the third quarter 2008.  On a sequential basis, Assets Under Management (AUM) were $24.5 billion as of September 30, 2009, 14.5% higher than June 30, 2009 AUM of $21.4 billion.  Importantly, Institutional and Private Wealth Management AUM increased 17.0% to $10.3 billion at September 30, 2009 from $8.8 billion at June 30, 2009.

For the nine months ended September 30, 2009, earnings were $1.32 per fully diluted share equal to the $1.32 per fully diluted share in 2008.  Net income was $36.2 million for the nine months ended September 30, 2009 compared to $36.9 million in the prior year’s period.

The Company had adjusted cash and investments, net of debt, noncontrolling interest and mandatorily redeemable shares of $496.4 million or $17.97 per share at September 30, 2009.  Book value was $482.0 million or $17.44 per share at September 30, 2009 which excludes noncontrolling interests of $3.9 million.

Investment Performance

Relative long-term investment performance remains strong.  At least 68% of all our mutual funds performed in the top half of their Lipper categories on a one, three, five and ten-year total return basis as of September 30, 2009.  See Lipper chart on page 16.   The following funds that we distribute have a 4 or 5-star three year Morningstar RatingTM.   See Morningstar chart that follows.

●	The Gabelli ABC Fund	●	The GAMCO Westwood Mighty MitesSM Fund
●	" Asset Fund	●	" Global Telecommunications Fund
●	" Blue Chip Value Fund	●	" Mathers Fund
●	" Equity Income Fund	●	" Westwood Balanced Fund
●	" Small Cap Growth Fund	●	" Westwood Equity Fund
●	" Utilities Fund
●	" Enterprise Mergers and Acquisitions Fund
●	" Woodland Small Cap Value Fund

Gabelli Funds Morningstar Ratings Based on Risk Adjusted returns as of September 30, 2009 for funds that we distribute
		Overall Rating		3 Year Rating		5 Year Rating		10 Year Rating
FUND	Morningstar Category	Stars	# of Funds	Stars	# of Funds	Stars	# of Funds	Stars	# of Funds
Gabelli ABC AAA	Mid-Cap Blend	êêêêê	387	êêêêê	387	êêêêê	306	êêêê	146
Gabelli Asset AAA	Mid-Cap Blend	êêêê	387	êêêê	387	êêêê	306	êêê	146
Gabelli Blue Chip Value AAA	Large Value	êêê	1133	êêêê	1133	êêêê	933	êê	453
Gabelli Equity Income AAA	Large Value	êêêêê	1133	êêêêê	1133	êêêêê	933	êêêêê	453
Gabelli Small Cap Growth AAA	Small Blend	êêêêê	560	êêêêê	560	êêêêê	452	êêêê	234
Gabelli SRI Green AAA	Mid-Cap Blend	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Gabelli Utilities AAA	Specialty – Utilities	êêêêê	95	êêêê	95	êêêê	80	êêêêê	52
Gabelli Value A	Mid-Cap Blend	êê	387	êê	387	êê	306	êê	146
Gabelli Woodland Small Cap Value AAA	Small Blend	êêê	560	êêêê	560	êêê	452	n/a	234
GAMCO Global Convertible Secs AAA	Convertibles	ê	66	ê	66	ê	61	ê	44
GAMCO Global Growth AAA	World Stock	êê	536	êêê	536	êêê	440	ê	253
GAMCO Global Opportunity AAA	World Stock	êêê	536	êêê	536	êêê	440	êêê	253
GAMCO Global Telecommunications AAA	Specialty – Communications	êêêê	33	êêêê	33	êêêê	32	êêê	13
GAMCO Gold AAA	Specialty – Precious Metals	êêê	61	êêê	61	êêê	61	êêê	36
GAMCO Growth AAA	Large Growth	êêê	1515	êêê	1515	êêê	1255	êê	653
GAMCO International Growth AAA	Foreign Large Growth	êêê	202	êêê	202	êêê	153	êêê	81
GAMCO Mathers	Conservative Allocation	êê	499	êêêê	499	êê	332	ê	139
GAMCO Westwood Balanced AAA (a)	Moderate Allocation	êêêê	956	êêêê	956	êêêê	795	êêêê	455
GAMCO Westwood Equity AAA (a)	Large Value	êêêê	1133	êêêê	1133	êêêê	933	êêêê	453
GAMCO Westwood Income AAA (a)	Moderate Allocation	êê	956	ê	956	êê	795	êêêêê	455
GAMCO Westwood Intermediate AAA (a)	Intermediate-Term Bond	êêê	954	êêê	954	êêê	836	êêê	480
GAMCO Westwood Mighty Mites AAA (a)	Small Blend	êêêêê	560	êêêêê	560	êêêêê	452	êêêêê	234
GAMCO Westwood SmallCap Equity AAA (a)	Small Blend	êê	560	êêê	560	êêêê	452	ê	234
Gabelli Enterprise Mergers & Acquisitions Y	Mid-Cap Blend	êêêê	387	êêêê	387	êêêê	306	n/a	146
Comstock Capital Value AAA	Bear Market	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Percent of Rated funds rated 4 or 5 stars		43.48%		56.52%		52.17%		38.10%

The Overall Morningstar Rating™ is derived from a weighted average of the performance figures associated with its three, five and ten year (if applicable) Morningstar Rating metrics.  Data presented reflects past performance, which is no guarantee of future results. Ratings are for Class AAA, A or Y shares only, other classes may have different performance characteristics.  For each fund with at least a three year history, Morningstar calculates a Morningstar Rating based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance.  The top 10% of the funds in each category recieve 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars, and the bottom 10% receive 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages.)  Strong relative performance is not indicative of positive fund returns.  2008 absolute performance for most funds was negative.  © 2009 Morningstar, Inc. All rights reserved.  The information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely.  Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.    Investors should consider the investment objectives, risks, sales charges and expenses of the fund carefully before investing.  The prospectus contains more information about this and other matters.  The prospectus should be read carefully before investing.  Distributed by Gabelli & Company, One Corporate Center, Rye, NY 10580  Call 1-800-GABELLI (422-3554) for a prospectus.
The inception date for the Gabelli SRI Green Fund was June 1, 2007.  The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.  The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.  The inception date for the Comstock Capital Value Fund was October 10, 1985.
(a) Managed by Teton Advisors, Inc. not Gabelli Funds, LLC.

Assets Under Management – Up 14.5% from June 30, 2009

Assets Under Management (AUM) were $24.5 billion as of September 30, 2009, 14.5% higher than June 30, 2009 AUM of $21.4 billion but 2.8% below September 30, 2008 AUM of $25.2 billion.  Equity AUM were $22.8 billion on September 30, 2009, 16.3% above the June 30, 2009 equity AUM of $19.6 billion and 5.8% below the $24.2 billion on September 30, 2008.  Highlights are as follows:

-
Our institutional and private wealth management business ended the quarter with $10.3 billion in separately managed accounts, up 17.0% from the June 30, 2009 level of $8.8 billion but 5.5% lower than the $10.9 billion on September 30, 2008.

-	Our closed-end funds had AUM of $4.4 billion on September 30, 2009, rising 15.8% from the $3.8 billion on June 30, 2009 but 10.2% below the $4.9 billion on September 30, 2008.

-	Our open-end equity funds AUM were $7.9 billion on September 30, 2009, 17.9% more than the $6.7 billion on June 30, 2009 nearly matching the $8.0 billion on September 30, 2008.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, ranked #2 for the first nine months of 2009 and #2 for the last twelve months ended September 30, 2009 by Lipper based on total return among 74 U.S. Treasury Money Market Funds, was down slightly to $1.6 billion at September 30, 2009 from $1.8 billion on June 30, 2009 and was 60.0% higher than the September 30, 2008 AUM of $1.0 billion.

-	Our investment partnerships AUM were $291 million on September 30, 2009 versus $266 million on June 30, 2009 and $340 million on September 30, 2008.

-
We have the opportunity to earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  As of September 30, 2009, assets with incentive based fees were $2.7 billion, in line with the $2.7 billion on June 30, 2009 and 12.9% below the $3.1 billion on September 30, 2008.

The Gabelli U.S. Treasury Money Market Fund ranked #2 out of 74 funds for the third quarter of 2009, #2 out of 74 funds for the one-year period, #2 out of 65 funds for the five-year period and #2 out of 44 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

For the Quarter

Investment advisory fees for the third quarter 2009 were $41.0 million, a decline of 21.6% from $52.3 million in the 2008 third quarter (However, third quarter 2009 revenues were 13.9% higher than second quarter 2009):

-	Open-end fund revenues were $19.1 million versus $23.3 million in third quarter 2008, a drop of 18.0% primarily due to lower average AUM.

-	Our closed-end fund revenues fell 27.6% to $7.6 million in the third quarter 2009 from $10.5 million in 2008 on lower AUM.

-	Institutional and high net worth separate account revenues, which are based primarily upon prior quarter-end AUM, decreased 23.0% to $13.7 million from $17.8 million in third quarter 2008.

-	Investment partnership revenues were $0.5 million, a decrease of $0.2 million or 28.6% from $0.7 million in 2008.

Our institutional research services subsidiary achieved revenues of $4.6 million in the third quarter 2009, up 12.2% from the third quarter 2008 amount of $4.1 million.

Open-end fund distribution fees and other income were $6.0 million for the third quarter 2009, a decrease of $0.6 million, or 9.1% from the prior year quarter of $6.6 million.  The main driver of this decrease was reduced quarterly average assets in our open-end equity funds that generate distribution fees.

For the Nine Months

Investment advisory fees for the nine months ended September 30, 2009 were $112.1 million, a decline of 31.8% from $164.3 million in the 2008 period:

-	Open-end fund revenues were $51.7 million versus $71.8 million for the nine months ended September 30, 2008, a drop of 28.0% primarily due to lower average AUM.

-	Our closed-end fund revenues fell 41.0% to $20.0 million for the nine months ended September 30, 2009 from $33.9 million in 2008 on lower AUM.

-
Institutional and high net worth separate account revenues, which are based primarily upon prior quarter-end AUM, decreased 31.0% to $38.9 million from $56.4 million for the nine months ended September 30, 2008.

-	Investment partnership revenues were $1.5 million, a decrease of $0.7 million or 31.8% from $2.2 million in 2008.

Our institutional research services subsidiary achieved revenues of $12.2 million for the nine months ended September 30, 2009, up 10.9% from the nine months ended September 30, 2008 amount of $11.0 million reflecting an expanded client base attributable to increased sales and trade execution as well as the success of our research product offerings.

Open-end fund distribution fees and other income were $15.8 million for the nine months ended September 30, 2009, a decrease of $3.9 million, or 19.8% from the prior year nine month period of $19.7 million.  The main driver of this decrease was lower average assets in our open-end equity funds that generate distribution fees.

Operating Income and Margin

Operating income before management fee was $19.5 million in the third quarter 2009, 15.2% lower than the $23.0 million in the third quarter 2008.  For the third quarter 2009, the operating margin before management fee increased to 37.8%, versus 36.5% in the third quarter of 2008 and 33.1% in the second quarter of 2009.  Attention to administrative expenses contributed to the improved margin.

Operating income before management fee was $47.3 million for the nine months ended September 30, 2009, 34.3% lower than the $72.0 million in the comparable 2008 period.  For the nine months ended September 30, 2009, the operating margin before management fee was 33.8%, versus 37.0% for the nine months ended September 30, 2008.

At September 30, 2009, we had unearned incentive fee revenues of $16.7 million on the assets with incentive based fees representing $0.20 per diluted share after direct expenses (compensation) and taxes.  These fees, which vary with the market value of the related AUM, are not recorded as revenues until the contract period has ended, which for the majority of these arrangements is December 31, 2009.

Other Income / (Expense)

Other income/(expense) (net of interest expense) was income of $7.0 million in the third quarter 2009 versus expense of $5.5 million in the prior year’s third quarter on improved investment income.

Other income/(expense) (net of interest expense) was income of $15.7 million in the first nine months of 2009 versus expense of $9.2 million in the prior year’s period on improved investment income.

Income Taxes

The effective tax rate for the third quarter 2009 was 37.4%, compared to the 2008 quarter’s effective rate of 24.4%.  The prior quarter’s reduced rate was due to a reduction of income tax reserves.

The effective tax rate for the nine months ended September 30, 2009 was 35.3%, compared with the effective rate for the 2008 comparable period of 35.1%.

Investment Highlights

-
The Gabelli ABC Fund Class AAA shares (GABCX) and the Gabelli Enterprise Mergers and Acquisitions Fund Class A shares (EMAAX) were named in a BusinessWeek article on July 30, 2009 highlighting that an investment strategy focused on deal making is coming back.

-
The Gabelli & Company “Focus Five”, a selection of five equity securities every quarter for clients, including portfolio managers at hedge funds and institutional investment firms, was the focus of a BusinessWeek article on August 11, 2009.  The article highlights how savvy stock picking through research analysis still works.

-
Howard Ward, team leader of the GAMCO Growth strategy and the portfolio manager of The GAMCO Growth Fund (GABGX) since 1994, was highlighted in several magazines noting his experience in providing alpha in up markets.

-	Morningstar rated 43% of the Class AAA share open-end funds that we distribute five or four stars overall as of September 30, 2009.

-
On August 21, 2009, a Wall Street Journal SmartMoney Fund Screen report titled 13 Small-Cap Funds on a Tear featured The Gabelli Small Cap Growth Fund Class AAA shares (GABSX) among thirteen small-cap equity funds using the following criteria: the funds must first be beating the 2009 return of the S&P 500... performance track records during the trailing three and five year periods that put each fund in the top 10% of their respective categories…do not charge a sales load… a minimum investment under $5,000… open to new money... charge less than a 1.5% expense ratio.  Through September 30, 2009 the 1, 5 and 10 year total return for The Gabelli Small Cap Growth Fund Class AAA shares was -1.70%, 6.25% and 9.08%, respectively.  The current expense ratio for The Gabelli Small Cap Growth Fund is 1.45% for the Class AAA shares.

Past performance is no guarantee of future results.  The average annual returns and total returns shown above are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses.  Investment returns and the principal value of an investment will fluctuate.  When shares are redeemed, they may be worth more or less than their original cost.  As a non-diversified fund, the Gabelli ABC Fund may have a larger portion of its assets in a single issuer than a more diversified fund.  Because the fund invests in announced mergers and acquisitions, the Fund is subject to the risk that the announced merger or acquisition may not be completed, may be negotiated at a less attractive price, or may not close on the expected date.  Securities of smaller companies present greater risk than securities of larger, more established companies.  The stocks of smaller companies may trade less frequently and experience more abrupt price movements than stocks of larger companies.  Stocks are subject to market, economic and business risks that cause their prices to fluctuate.  Call 1-800-GABELLI for performance as of the most recent month-end.  Investors should consider the investment objectives, risks, sales charges and expense of the fund carefully before investing. The prospectus contains more complete information about this and other matters. The prospectus should be read carefully before investing.  Distributed by Gabelli & Company, Inc.  The performance results are for the Class AAA shares, other share classes have different performance characteristics.  The S&P 500 is an unmanaged index of stock market performance.  Although the Funds noted had strong relative performance, many of the funds had negative absolute performance over the past twelve months.

Business Highlights

-
In September, the Company announced that Kevin V. Dreyer has been named Associate Portfolio Manager to The Gabelli Asset Fund, the first open-end fund organized by Gabelli Funds, LLC in March 1986.  Mr. Dreyer joins Mario J. Gabelli, who has been the Fund’s sole portfolio manager since the inception of the Fund, to manage a portion of the assets of the Fund.

-
In September, Gabelli & Company, Inc. held its 15th Annual Aircraft Supplier Conference featuring management presentations from several leading aerospace and defense companies, with an emphasis on industry dynamics, new technologies, and company fundamentals.

-
GAMCO, under the aegis of Bruce C. Greenwald, the Heilbrunn Professor of Finance and Asset Management at Columbia Graduate School of Business, along with the Heilbrunn Center for Graham and Dodd Investing at Columbia University, hosted the 19th Annual Graham and Dodd Investing Seminar on October 7, 2009 in New York which was telecast to London and Hong Kong and staffed by our Gabelli international offices.

Other Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives, including acquisitions and lift-outs.

The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $400 million.

We ended the quarter with approximately $702.2 million in cash and investments versus $677.9 million at June 30, 2009.  This included approximately $80.8 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $10.7 million, all classified as available for sale securities.

Our debt at September 30, 2009 consisted of $99 million of 5.5% senior notes due May 2013, a $40 million 6% convertible note due August 2011 and a $60 million 6.5% convertible note due October 2018.  We had adjusted cash and investments in securities, net of debt, noncontrolling interest and mandatorily redeemable shares, of $17.97 per share on September 30, 2009 compared with $17.03 per share on June 30, 2009.  We caution that this metric, while correct from a mathematical point of view, is not always the same as investors would view cash-on-hand.

Book value was $482.0 million or $17.44 per share on September 30, 2009 compared to $471.1 million or $16.98 per share on June 30, 2009.

Shareholder Compensation

Dividends

On August 4, 2009, our Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on September 29, 2009 to shareholders of record on September 15, 2009.  We returned $0.8 million and $28.7 million in dividends during the third quarter of 2009 and 2008, respectively, and $2.8 million and $30.4 million in dividends during the first nine months of 2009 and 2008, respectively.

GAMCO announced that on November 6, 2009 its Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on December 29, 2009 to shareholders of record on December 15, 2009.

Stockholders’ Equity and Stock Repurchase

In the third quarter of 2009, the Company repurchased 115,900 of the Company’s shares at an average price of $45.14.  During the first nine months of 2009, the Company has repurchased $5.4 million, representing 119,400 shares, at an average price of $45.24 per share.

Since our IPO of six million shares at a price of $17.50 per share in 1999, the Company has repurchased 6,171,983 shares at an average price of $39.88 per share for an investment of $246 million and has paid cumulative dividends of $148.2 million.

Shares outstanding on September 30, 2009 were 27.6 million, slightly lower than the June 30, 2009 shares of 27.7 million and 0.3 million shares, or 1.1%, below the 27.9 million shares outstanding on September 30, 2008.  The decline in the outstanding shares from September 2008 to September 2009 primarily reflects open market repurchases of 316,500 shares.  Fully diluted shares outstanding for the third quarter of 2009 were 27.5 million, largely unchanged from the second quarter 2009’s level of 27.5 million and third quarter 2008’s level of 27.6 million.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.

	9/30/09	12/31/08	9/30/08
Cash and cash equivalents	$463.4	$338.3	$165.1
Investments (trading)	135.3	209.5	328.8
Total cash and investments (trading)	598.7	547.8	493.9
Net amounts receivable from/(payable to) brokers	12.0	14.6	35.4
Adjusted cash and investments (trading)	610.7	562.4	529.3
Investments (available for sale)	91.5	76.1	116.9
Total adjusted cash and investments	$702.2	$638.5	$646.2

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VI.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (millions):

Table I: Fund Flows – 3rd Quarter 2009 (millions)
		Closed-end Fund
		distributions,
	June 30, 2009	net of reinvestments	Net Cash Flows (a)	Market Appreciation	September 30, 2009
Equities:
Open-end Funds	$6,684	$-	$188	$1,034	$7,906
Closed-end Funds	3,822	(70)	66	551	4,369
Institutional & PWM - direct	7,332	-	(107)	1,266	8,491
Institutional & PWM – sub-advisory	1,476	-	(7)	308	1,777
Investment Partnerships	266	-	13	12	291
Total Equities	19,580	(70)	153	3,171	22,834
Fixed Income:
Money-Market Fund	1,765	-	(150)	1	1,616
Institutional & PWM	21	-	5	-	26
Total Fixed Income	1,786	-	(145)	1	1,642
Total Assets Under Management	$ 21,366	$ (70)	$ 8	$ 3,172	$ 24,476
(a) Includes $66 million of shares issued for closed-end funds.

Table II:
			% Inc.
Equities:	September 30, 2008	September 30, 2009	(Dec.)
Open-end Funds	$8,015	$7,906	(1.4%)
Closed-end Funds	4,869	4,369	(10.3)
Institutional & PWM - direct	8,964	8,491	(5.3)
Institutional & PWM - sub-advisory	1,964	1,777	(9.5)
Investment Partnerships	340	291	(14.4)
Total Equities	24,152	22,834	(5.5)
Fixed Income:
Money-Market Fund	1,003	1,616	61.1
Institutional & PWM	19	26	36.8
Total Fixed Income	1,022	1,642	60.7
Total Assets Under Management	$ 25,174	$ 24,476	(2.8%)

Note: Teton’s AUM at September 30, 2008 were $418 million and have been excluded from Table II.

Table III:	Assets Under Management By Quarter (millions)
						% Increase/
						(decrease) from
Equities:	9/08	12/08	3/09	6/09	9/09	9/08	6/09
Open-end Funds	$8,015	$6,139	$5,627	$6,684	$7,906	(1.4%)	18.3%
Closed-end Funds	4,869	3,792	3,359	3,822	4,369	(10.3)	14.3
Institutional & PWM - direct	8,964	6,861	6,227	7,332	8,491	(5.3)	15.8
Institutional & PWM - sub-advisory	1,964	1,585	1,202	1,476	1,777	(9.5)	20.4
Investment Partnerships	340	295	265	266	291	(14.4)	9.4
Total Equities	24,152	18,672	16,680	19,580	22,834	(5.5)	16.6
Fixed Income:
Money-Market Fund	1,003	1,507	1,794	1,765	1,616	61.1	(8.4)
Institutional & PWM	19	22	21	21	26	36.8	23.8
Total Fixed Income	1,022	1,529	1,815	1,786	1,642	60.7	(8.1)
Total Assets Under Management	$ 25,174	$ 20,201	$ 18,495	$ 21,366	$ 24,476	(2.8%)	14.6%
Note: Teton’s AUM at September 30, 2008 and December 31, 2008 were $418 million and $450 million, respectively, and have been excluded from Table III.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,
				% Inc.
	2009		2008	(Dec.)

Investment advisory and incentive fees	$40,957		$52,297	(21.7%)
Institutioanl research services	4,588		4,098	12.0
Distribution fees and other income	6,037		6,585	(8.3)

Total revenues	51,582		62,980	(18.1)

Compensation costs	21,590		26,233	(17.7)
Distribution costs	6,089		6,658	(8.5)
Other operating expenses	4,405		7,076	(37.7)

Total expenses	32,084		39,967	(19.7)

Operating income before management fee	19,498		23,013	(15.3)

Investment income	10,257		(3,446)	n/m
Interest expense	(3,296)		(2,091)	57.6
Other income / (expense), net	6,961		(5,537)	n/m

Income before management fee and income taxes	26,459		17,476	51.4
Management fee expense	2,638		1,740	51.6
Income before income taxes	23,821		15,736	51.4
Income taxes expense	8,913		3,837	132.3
Net income	14,908		11,899	25.3
Net income / (loss) attributable to the noncontrolling interests	257		(86)	n/m
Net income attributable to GAMCO Investors, Inc.	$ 14,651		$ 11,985	22.2

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$ 0.54		$ 0.43	25.6

Diluted	$ 0.53		$ 0.43	23.3

Weighted average shares outstanding:
Basic	27,366	(a)	27,602	(0.9)

Diluted	27,505		27,647	(0.5%)

Notes:
(a) Shares outstanding at September 30, 2009 were 27,630,264, including 361,600 RSAs.
See GAAP to Non-GAAP reconciliation at page 14.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
				% Inc.
	2009		2008	(Dec.)

Investment advisory and incentive fees	$112,145		$164,269	(31.7%)
Institutional research services	12,187		11,018	10.6
Distribution fees and other income	15,780		19,665	(19.8)

Total revenues	140,112		194,952	(28.1)

Compensation costs	62,056		83,013	(25.2)
Distribution costs	17,094		19,691	(13.2)
Other operating expenses	13,648		20,204	(32.4)

Total expenses	92,798		122,908	(24.5)

Operating income before management fee	47,314		72,044	(34.3)

Investment income / (loss)	25,658		(2,855)	n/m
Interest expense	(9,965)		(6,295)	58.3
Other income / (expense), net	15,693		(9,150)	n/m

Income before management fee and income taxes	63,007		62,894	0.2
Management fee expense	6,291		6,307	(0.3)
Income before income taxes	56,716		56,587	0.2
Income taxes expense	20,034		19,882	0.8
Net income	36,682		36,705	(0.1)
Net income / (loss) attributable to the noncontrolling interests	503		(225)	n/m
Net income attributable to GAMCO Investors, Inc.	$ 36,179		$ 36,930	(2.0)

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$ 1.32		$ 1.32	-

Diluted	$ 1.32		$ 1.32	-

Weighted average shares outstanding:
Basic	27,376	(a)	27,930	(2.0)

Diluted	27,464		27,973	(1.8%)

Notes:
(a) Shares outstanding at September 30, 2009 were 27,630,264, including 361,600 RSAs.
See GAAP to Non-GAAP reconciliation at page 14.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	2009				2008
	1st Quarter	2nd Quarter	3rd Quarter	YTD 2009	1st Quarter	2nd Quarter	3rd Quarter	YTD 2008	4th Quarter	Full-Year
Income Statement Data:

Revenues	$43,359	$45,171	$51,582	$140,112	$66,548	$65,424	$62,980	$194,952	$50,060	$245,012

Expenses	30,508	30,206	32,084	92,798	41,310	41,631	39,967	122,908	33,001	155,909

Operating income before management fee	12,851	14,965	19,498	47,314	25,238	23,793	23,013	72,044	17,059	89,103

Investment income / (loss)	3,870	11,531	10,257	25,658	(3,615)	4,206	(3,446)	(2,855)	(36,308)	(39,163)
Interest expense	(3,234)	(3,435)	(3,296)	(9,965)	(2,017)	(2,187)	(2,091)	(6,295)	(3,146)	(9,441)
Other income / (expense), net	636	8,096	6,961	15,693	(5,632)	2,019	(5,537)	(9,150)	(39,454)	(48,604)

Income/(loss) before manage- ment fee and income taxes	13,487	23,061	26,459	63,007	19,606	25,812	17,476	62,894	(22,395)	40,499
Management fee expense/(income)	1,349	2,304	2,638	6,291	1,981	2,586	1,740	6,307	(2,221)	4,086
Income/(loss) before income taxes	12,138	20,757	23,821	56,716	17,625	23,226	15,736	56,587	(20,174)	36,413
Income tax expense/(benefit)	3,988	7,133	8,913	20,034	7,326	8,719	3,837	19,882	(7,559)	12,323
Net income/(loss)	8,150	13,624	14,908	36,682	10,299	14,507	11,899	36,705	(12,615)	24,090
Net income/(loss) attributable
to the noncontrolling interests	(62)	308	257	503	(187)	48	(86)	(225)	(551)	(776)
Net income/(loss) attributable to GAMCO Investors, Inc.	$ 8,212	$ 13,316	$ 14,651	$ 36,179	$ 10,486	$ 14,459	$ 11,985	$ 36,930	$ (12,064)	$ 24,866

Net income/(loss) attributable to
GAMCO Investors, Inc. per share:
Basic	$ 0.30	$ 0.49	$ 0.54	$ 1.32	$ 0.37	$ 0.52	$ 0.43	$ 1.32	$ (0.44)	$ 0.89

Diluted	$ 0.30	$ 0.48	$ 0.53	$ 1.32	$ 0.37	$ 0.51	$ 0.43	$ 1.32	$ (0.44)	$ 0.89

Weighted average shares outstanding:
Basic	27,379	27,384	27,366	27,376	28,175	27,948	27,602	27,930	27,472	27,805

Diluted	27,386	27,508	27,505	27,464	28,277	28,743	27,647	27,973	27,482	27,841

Table VI continued
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	2009				2008
	1st Quarter	2nd Quarter	3rd Quarter	YTD 2009	1st Quarter	2nd Quarter	3rd Quarter	YTD 2008	4th Quarter	Full-Year
Reconciliation of Non-GAAP
Financial measures to GAAP:
Operating income before management fee	12,851	14,965	19,498	47,314	25,238	23,793	23,013	72,044	17,059	89,103
Deduct: management fee expense/(income)	1,349	2,304	2,638	6,291	1,981	2,586	1,740	6,307	(2,221)	4,086
Operating income	11,502	12,661	16,860	41,023	23,257	21,207	21,273	65,737	19,280	85,017

Operating margin before management fee	29.6%	33.1%	37.8%	33.8%	37.9%	36.4%	36.5%	37.0%	34.1%	36.4%
Operating margin after management fee	26.5%	28.0%	32.7%	29.3%	34.9%	32.4%	33.8%	33.7%	38.5%	34.7%

Table VII

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 (dollars in thousands, except per share data)

	September 30,	December 31,	September 30,
	2009	2008	2008

ASSETS

Cash and cash equivalents (a)	$ 463,361	$ 338,330	$ 165,098
Investments (a)	236,567	287,201	452,306
Receivable from brokers	21,991	16,460	37,929
Other receivables	17,775	16,233	21,611
Income tax receivable and deferred tax assets	4,538	23,952	4,388
Other assets	14,219	15,458	17,867

Total assets	$ 758,451	$ 697,634	$ 699,199

LIABILITIES AND STOCKHOLDERS’ EQUITY

Payable to brokers	$ 10,006	$ 1,857	$ 2,492
Compensation payable	20,974	15,862	28,253
Securities sold short, not yet purchased	9,738	1,677	6,620
Accrued expenses and other liabilities	31,534	30,330	30,885
Sub-total	72,252	49,726	68,250

5.5% Senior notes (due May 15, 2013)	99,000	99,000	100,000
6.5% Convertible note (due October 2, 2018)	60,000	60,000	-
6% Convertible note (due August 14, 2011)	39,829	39,766	39,746
Total debt	198,829	198,766	139,746
Total liabilities	271,081	248,492	207,996

Redeemable noncontrolling interest	1,424	4,201	4,333

GAMCO Investors, Inc.’s stockholders’ equity	481,998	440,153	481,728
Noncontrolling interest	3,948	4,788	5,142
Total stockholders' equity	485,946	444,941	486,870

Total liabilities and stockholders' equity	$ 758,451	$ 697,634	$ 699,199

(a)    At September 30, 2009 and December 31, 2008, $62.2 million and $0 million and $2.1 million and $59.9 million are held in escrow for the Cascade Note and classified as Cash and cash equivalents and Investments, respectively.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of September 30, 2009
		1 Yr – 09/30/08-09/30/09		3 Yrs – 09/30/06-09/30/09		5 Yrs – 09/30/04-09/30/09		10 Yrs – 09/30/99-09/30/09
Fund Name	Lipper Category	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	47	366/785	12	76/641	9	42/489	21	41/197
Gabelli Value Fund; A	Multi-Cap Core Funds	41	315/785	65	412/641	62	303/489	44	87/197
Gabelli SRI; AAA	Multi-Cap Core Funds	2	12/785	-	-	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	18	52/303	17	39/233	13	24/184	11	11/104
GAMCO Ww:Income; AAA	Equity Income Funds	61	183/303	66	153/233	-	-	-	-
GAMCO Growth; AAA	Large-Cap Growth Funds	31	254/830	41	293/717	32	190/598	71	217/307
GAMCO Ww:SmCp Eq; AAA	Small-Cap Core Funds	28	207/742	22	134/614	16	79/496	99	254/256
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	25	180/742	9	51/614	10	49/496	21	53/256
GAMCO Ww:Mhty M; AAA	Small-Cap Core Funds	11	75/742	2	12/614	2	9/496	19	48/256
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	59	438/742	18	107/614	41	203/496	-	-
GAMCO Gl:Oppty; AAA	Global Multi-Cap Growth	9	8/95	26	17/65	37	19/51	31	11/35
GAMCO Gl:Growth; AAA	Global Large-Cap Core	32	30/95	11	7/65	27	14/51	84	30/35
GAMCO Gold; AAA	Gold Oriented Funds	39	27/69	38	20/53	36	18/50	24	7/29
GAMCO Intl Gro; AAA	International Large-Cap Growth	14	22/160	50	64/127	78	70/89	48	25/52
GAMCO Ww:Eqty; AAA	Large-Cap Value Funds	97	524/542	22	101/472	10	36/388	25	45/185
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	16	145/907	33	245/761	21	126/628	8	26/368
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	40	16/40	16	5/32	14	2/14	30	3/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	52	21/40	40	13/32	40	6/14	50	5/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	57	23/40	19	6/32	80	12/14	70	7/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	59	23/38	20	6/29	22	6/27	20	2/9
GAMCO Gl:Convert; AAA	Convertible Securities Funds	90	63/69	95	56/58	93	52/55	98	41/41
Gabelli Utilities; AAA	Utility Funds	20	19/98	12	10/85	53	37/70	11	5/45
GAMCO Ww:Bal – AAA	Mixed-Asset Target Alloc. Moderate Funds	96	487/511	49	191/396	19	58/305	20	29/147
787:Gabelli Merg&Acq; Y	Mid-Cap Core Funds	18	69/386	18	53/307	39	97/249	-	-
Gabelli Capital Asset Fund	Distributed through Insurance Channel	44	155/354	41	117/289	28	60/216	15	12/80
% of funds in top half		68.0%		87.5%		78.3%		76.2%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance.  Absolute performance for some funds was negative.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 68%, 88%, 78% and 76% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of September 30, 2009.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing.  The Prospectus which contains more information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling 1-800 GABELLI.  Distributed by Gabelli & Company.  Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007.  The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002.  The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.